EXHIBIT 99.1

CONFIDENTIAL DRAFT

VINCE HOLDING CORP. ANNOUNCES CONSULTING AGREEMENT WITH

CO-FOUNDERS REA LACCONE AND CHRISTOPHER LAPOLICE

NEW YORK, N.Y. – November 23, 2015 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today announced that the Company has engaged Rea Laccone and Christopher LaPolice to provide consulting services under a two-year agreement. Ms. Laccone and Mr. LaPolice will oversee the Company’s product, merchandising, and creative efforts.

Brendan Hoffman, Chief Executive Officer, commented, “Rea and Christopher, who created the original vision for Vince 13 years ago, bring tremendous creative talent to the brand. We look forward to drawing upon their design and merchandising expertise to enhance our product offering. While product is our first priority, we are also working to develop a strong foundation from which we can drive consistent profitable growth for the long term.”

Ms. Laccone stated, “Christopher and I are excited to be returning to Vince as this is a brand with tremendous long term potential.  We believe that customers have looked to Vince for everyday luxury essentials with modern, effortless style and we will work with the team to deliver product that reflects this aesthetic.”

Ms. Laccone and Mr. LaPolice founded Vince in Los Angeles in 2002, and were with the Company through January 2013.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for modern effortless style and everyday luxury essentials. Established in 2002, the brand now offers a wide range of women's, men's and children's apparel, women's and men's footwear, and handbags. Vince products are sold in prestige distribution worldwide, including over 2,500 distribution locations across 44 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operates 34 full-price retail stores, 12 outlet stores and its ecommerce site, VINCE.com. Please visit www.VINCE.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are indicated by words or phrases such as  "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage current excess inventory in a way that will promote the long-term health of the brand; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the tax receivable agreement); changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; the impact of recent turnover in the senior management team; the fact that a number of members of the management team have less than one year of tenure with the Company, and the current senior management team has not had a long period of time working together;  our ability to attract and retain a qualified  permanent CFO, as well other key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200

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